EXHIBIT 99.4

CONSENT OF WILBUR L. ROSS

     Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Wilbur L. Ross, hereby consent to be named as prospective director of Mittal Steel Company N.V. in Amendment No. 1 to the Registration Statement on Form F-4 of Mittal Steel Company N.V., dated February 3, 2005, and any subsequent amendments thereto.

/s/ Wilbur L. Ross

Wilbur L. Ross

Dated: February 1, 2005